UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 23, 2016

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Salary and Bonus Target Adjustments
The compensation committee (the “Committee”) of the board of directors of The New Home Company Inc., a Delaware corporation (the “Company”), recently engaged in a review of its executive compensation program, with the assistance of its independent compensation consultant, Semler Brossy Consulting Group.
On February 23, 2016 the Committee approved an increase in the annual base salary for H. Lawrence Webb, the Company’s chief executive officer from $500,000 to $650,000 effective with the first pay period following February 23, 2016.
In addition, the Committee approved the 2016 target bonuses for each executive officer under The New Home Company Inc. Executive Incentive Compensation Plan. Target bonuses are based on a percentage of the executive’s base salary, as set forth below:

Name	Title	Target Bonus as a Percentage of Base Salary

H. Lawrence Webb	Chief Executive Officer	150%
John M. Stephens	Chief Financial Officer	75%
Thomas Redwitz	Chief Operating Officer	75%
Wayne Stelmar	Chief Investment Officer	75%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Chief Financial Officer and Secretary